Exhibit (d)(7)

FRONTEGRA FUNDS, INC.

INVESTMENT ADVISORY AGREEMENT

THIS AGREEMENT is entered into as of the 23rd day of March, 2011, between Frontegra Funds, Inc., a Maryland corporation (the “Corporation”), and Timpani Capital Management LLC, a Delaware limited liability company (“Timpani”).

W I T N E S S E T H

WHEREAS, the Corporation is an open-end investment company registered under the Investment Company Act of 1940, as amended (the “Act”).  The Corporation is authorized to create separate series, each with its own separate investment portfolio (the “Funds”), and the beneficial interest in each such series will be represented by a separate series of shares (the “Shares”).

WHEREAS, Timpani is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), engaged in the business of rendering investment advisory services.

WHEREAS, in managing the Corporation’s assets, as well as in the conduct of certain of its affairs, the Corporation seeks the benefit of Timpani’s services and its assistance in performing certain managerial functions.  Timpani desires to furnish such services and to perform the functions assigned to it under this Agreement for the consideration provided for herein.

NOW THEREFORE, the parties mutually agree as follows:

1.

Appointment.  The Corporation hereby appoints Timpani as investment adviser for each of the Funds of the Corporation on whose behalf the Corporation executes an Exhibit to this Agreement, and Timpani, by execution of each such Exhibit, accepts the appointments.  Subject to the supervision and oversight of the Board of Directors (the “Directors”) of the Corporation, Timpani shall manage the investment and reinvestment of the assets of each Fund in accordance with the Fund’s investment objective, policies and restrictions as set forth in the Corporation’s current registration statement on Form N-1A (“Registration Statement”) and any additional compliance policies and procedures that the Directors reasonably adopt and provide to Timpani (the “Policies and Procedures”), for the period and upon the terms herein set forth.  The investment of funds shall also be subject to all applicable restrictions of the Corporation’s Articles of Incorporation (“Articles”) and Bylaws (“Bylaws”) (collectively, the Articles and Bylaws are hereinafter referred to as the “Organizational Documents”) as may from time to time be in force.  Subject to the requirements of the Act, Timpani is hereby authorized to delegate its duties hereunder, at Timpani’s own expense, to a subadviser that is an investment adviser registered under the Advisers Act, pursuant to a written agreement under which the subadviser shall furnish the services specified therein to Timpani.  Timpani will continue to have responsibility for all investment advisory services furnished pursuant to any agreement with a subadviser.

2.

Certain Expenses.  In addition to the expenses which Timpani may incur in the performance of its responsibilities under this Agreement, and the expenses which it may expressly undertake to incur and pay, Timpani shall incur and pay the actual out-of-pocket costs of any special meeting of Directors or shareholders to the extent convened as a result of a change of control of Timpani or otherwise convened for the primary benefit of Timpani.

3.

Investment Advisory Functions.  In its capacity as investment adviser, Timpani shall have the following responsibilities:

(a)

To furnish continuous advice and recommendations to the Funds, as to the acquisition, holding or disposition of any or all of the securities or other assets which the Funds may own or contemplate acquiring from time to time;

(b)

To cause its officers to attend meetings and furnish oral or written reports, as the Corporation may reasonably require, in order to keep the Directors and appropriate officers of the Corporation fully informed as to the condition of the investments of the Funds, the investment recommendations of Timpani, and the investment considerations which have given rise to those recommendations; and

(c)

To supervise the purchase and sale of securities or other assets as directed by the appropriate officers of the Corporation.

The services of Timpani are not to be deemed exclusive and Timpani shall be free to render similar services to others as long as its services for others does not in any way hinder, preclude or prevent Timpani from performing its duties and obligations under this Agreement.

4.

Obligations of Timpani.

(a)

With respect to all matters relating to its performance under this Agreement, Timpani and its managers, officers and employees will act in accordance in all material respects with applicable law and, with the Corporation’s Organizational Documents and regulatory filings, including its Registration Statement, as amended, and compliance Policies and Procedures adopted pursuant to Rule 38a-1 under the Act and the Corporation’s other Policies and Procedures, all to the extent required under applicable law in connection with Timpani’s provision of services under this Agreement.

(b)

Timpani agrees to cooperate with periodic reviews (at reasonable times and in reasonable number) of Timpani’s compliance program by the Corporation’s compliance personnel in performance of the Corporation’s responsibilities under Rule 38a-1 of the Act.  Timpani agrees to provide to the Corporation with copies of its compliance program and such additional information and certifications as may reasonably be requested by the Corporation’s compliance personnel.  Upon becoming aware thereof, Timpani agrees to promptly notify the Corporation’s Directors of any material compliance violations which affect the Corporation.

(c)

Timpani has adopted a Code of Ethics complying with Rule 204A-1 of the Advisers Act.

(d)

To the extent prohibited by Regulation S-P, Timpani and its affiliates will not disclose any non-public personal information, as defined in Regulation S-P, received from the Corporation regarding any shareholder; provided, however, that Timpani and its affiliates may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to Timpani and its affiliates, or as may be permitted by law.  Timpani agrees to use reasonable precautions to protect and prevent the unintentional disclosure of such non-public personal information.

(e)

Timpani agrees to use its best efforts to assist the Corporation in complying with the Sarbanes-Oxley Act and implementing the Corporation’s disclosure controls and procedures.  Timpani agrees to inform the Corporation of any material development related to Timpani that Timpani reasonably believes is relevant to the Corporation’s certification obligations under the Sarbanes-Oxley Act.

(f)

Timpani shall provide such information as may reasonably be requested by the Directors under Section 15(c) of the Act in connection with its annual consideration of this Agreement.

5.

Obligations of the Corporation.  The Corporation shall have the following obligations under this Agreement:

(a)

To keep Timpani continuously and fully informed as to the composition of the Funds’ investments and the nature of all of its assets and liabilities;

(b)

To furnish Timpani with a copy of any financial statement or report prepared for it by certified or independent public accountants, and with copies of any financial statements or reports made to the Funds’ shareholders or to any governmental body or securities exchange;

(c)

To furnish Timpani with copies of the Registration Statement and Organizational Documents, each as currently in effect and including all amendments and restatements thereto, if such Organizational Documents have not yet been delivered by the Corporation to Timpani.  The Corporation will promptly provide Timpani with any Policies and Procedures applicable to Timpani adopted from time to time by the Corporation’s Directors and agrees to promptly provide Timpani with copies of all amendments thereto;

(d)

To furnish Timpani with any further materials or information which Timpani may reasonably request to enable it to perform its functions under this Agreement; and

(e)

To compensate Timpani for its services in accordance with the provisions of paragraph 6 hereof.

6.

Compensation.  Each Fund shall pay to Timpani for its services a monthly fee, as set forth on the Exhibits hereto, payable on the last day of each month during which or during part of which this Agreement is in effect.  For the month during which this Agreement becomes effective and any month during which it terminates, however, there shall be an appropriate proration of the fee payable for such month based on the number of calendar days of such month during which this Agreement is effective.  Timpani may from time to time and for such periods as it deems appropriate reduce its compensation (and/or assume expenses) for one or more of the Funds.

7.

Expenses Paid by Corporation.  Except as provided in this paragraph, nothing in this Agreement shall be construed to impose upon Timpani the obligation to incur, pay, or reimburse the Corporation for any expenses not specifically assumed by Timpani under paragraph 2 above.  Each Fund shall pay or cause to be paid all of its expenses and the Fund’s allocable share of the Corporation’s expenses, including, but not limited to, investment adviser fees; any compensation, fees, or reimbursements which the Corporation pays to its Directors who are not interested persons (as that phrase is defined in Section 2(a)(19) of the Act) of Timpani; fees and expenses of the custodian, transfer agent, registrar or dividend disbursing agent; current legal, accounting and printing expenses; administrative, clerical, recordkeeping and bookkeeping expenses; brokerage commissions and all other expenses in connection with the execution of Fund transactions; all expenses of bond and insurance coverage which inure to the Corporation’s benefit, including liability and fidelity bond coverage; interest; all federal, state and local taxes (including stamp, excise, income and franchise taxes); expenses of preparing and filing reports and tax returns with federal and state regulatory authorities; the maintenance of its compliance program; the maintenance of the Registration Statement under the applicable federal and state securities laws; all expenses incurred in complying with all federal and state laws and the laws of any foreign country applicable to the issue, offer, or sale of Shares of the Funds, including but not limited to, all costs involved in the registration or qualification of Shares of the Funds for sale in any jurisdiction and all costs involved in preparing, printing and distributing prospectuses and statements of additional information to existing shareholders of the Funds; all expenses incurred in connection with litigation, proceedings and claims and the legal obligations of the Corporation to indemnify its Directors, employees, shareholders and agents with respect thereto; all expenses of meetings of the Directors and shareholders and of preparing, printing and distributing proxy statements, notices and reports to shareholders, except for such costs described in Section 2; and such compensation payable to its compliance officer(s) as may be approved by the Directors from time to time.

8.

Brokerage Commissions.  For purposes of this Agreement, brokerage commissions paid by a Fund upon the purchase or sale of securities shall be considered a cost of the securities of the Fund and shall be paid by the respective Fund.  Timpani is authorized and directed to place Fund transactions only with brokers and dealers who render satisfactory service in the execution of orders at the most favorable prices and at reasonable commission rates, provided, however, that Timpani may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if Timpani determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibilities of Timpani.  In placing Fund business with such broker or dealers, Timpani shall seek the best execution of each transaction, and all such brokerage placement shall be made in compliance with Section 28(e) of the Securities Exchange Act of 1934 and other applicable state and federal laws.  Notwithstanding the foregoing, the Corporation shall retain the right to direct the placement of all Fund transactions, and the Directors may establish policies or guidelines to be followed by Timpani in placing Fund transactions for the Funds pursuant to the foregoing provisions.

9.

Proprietary Rights.  Timpani has proprietary rights in the “Timpani” portion of the name of each Fund on whose behalf the Corporation executes an Exhibit to this Agreement.  Timpani may withdraw the use of such name from the Fund.  Each of Timpani and the Corporation acknowledge that Frontegra Asset Management, Inc., the investment adviser to other Frontegra Funds and an affiliate of the Fund’s distributor, owns the proprietary rights in the “Frontegra” portion of the name of each Fund on whose behalf the Corporation executes an Exhibit to this Agreement and the Corporation’s name.  Each of Timpani and the Corporation acknowledge that Frontegra Asset Management, Inc. may withdraw the use of such name from the Fund or the Corporation.

10.

Termination.  This Agreement may be terminated at any time, without penalty, by the Directors of the Corporation or by the shareholders of a Fund acting by the vote of at least a majority of its outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the Act), provided in either case that 60 days’ written notice of termination be given to Timpani at its principal place of business.  This Agreement may be terminated by Timpani at any time by giving 60 days’ written notice of termination to the Corporation, addressed to its principal place of business.

11.

Assignment.  This Agreement shall terminate automatically in the event of any assignment (as the term is defined in Section 2(a)(4) of the Act) of this Agreement.

12.

Term.  This Agreement shall be executed and become effective as of the date first written above.  This Agreement shall begin for each Fund as of the date of execution of the applicable Exhibit and shall continue in effect with respect to each Fund (and any subsequent Funds added pursuant to an Exhibit) for two years from the date of this Agreement or the date of execution of the applicable Exhibit; and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if such continuation shall be specifically approved at least annually by the vote of a majority of the Directors of the Corporation, including a majority of the Directors who are not parties to this Agreement or interested persons of any such party (other than as Directors of the Corporation), cast in person at a meeting called for that purpose, or by a vote of a majority of the outstanding voting securities of each Fund.

13.

Liability.  Neither Timpani nor any of its officers, managers, agents or employees shall be liable or responsible to the Corporation or its shareholders for any error of judgment, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by Timpani of its duties under this Agreement, except for liability resulting from willful misfeasance, bad faith or negligence on Timpani’s part or from reckless disregard by Timpani of its obligations and duties under this Agreement.  Notwithstanding the foregoing, federal securities laws and certain state laws impose liabilities under certain circumstances on persons who have acted in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Corporation or any shareholder of the Corporation may have under any federal securities or state law.

14.

Amendments.  This Agreement may be amended by the mutual consent of the parties, provided that the terms of each such amendment shall be approved by a majority of those Directors who are not interested persons (as that phrase is defined in Section 2(a)(19) of the Act) of the Corporation, voting in person at a meeting called for the purpose of voting on such approval, or if required by the Act, by the affirmative vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the Act) of each Fund.

EXHIBIT A

to the

INVESTMENT ADVISORY AGREEMENT

FRONTEGRA TIMPANI SMALL CAP GROWTH FUND

For all services rendered by Timpani Capital Management LLC (the “Adviser”) hereunder, the above-named Fund, a series of Frontegra Funds, Inc., shall pay the Adviser and the Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.00% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 1.00 of 1% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid to the Adviser monthly.

Executed as of the 23rd day of March, 2011.

TIMPANI CAPITAL MANAGEMENT LLC

By: /s/ William D. Forsyth III
William D. Forsyth III, President

FRONTEGRA FUNDS, INC.

By: /s/ William D. Forsyth III
William D. Forsyth III, President